As filed with the Securities and Exchange Commission on December 12, 2003
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              PHARMION CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                             84-1521333
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification
                                                            Number)

                                2525 28th Street
                             Boulder, Colorado 80301
                    (Address of principal executive offices)

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                 Pharmion Corporation 2000 Stock Incentive Plan
        Pharmion Corporation 2001 Non-Employee Director Stock Option Plan
                            (Full title of the plans)
     -----------------------------------------------------------------------

                               Patrick J. Mahaffy
                      President and Chief Executive Officer
                              Pharmion Corporation
                                2525 28th Street
                             Boulder, Colorado 80301
                                 (720) 564-9100
 (Name, address and telephone number, including area code, of agent for service)
     -----------------------------------------------------------------------

                                    Copies to
                              William H. Gump, Esq.
                              Peter H. Jakes, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000

                                     CALCULATION OF REGISTRATION FEE

======================== ================ ==================== ==================== ===================
 Title of securities to    Amount to be     Proposed maximum     Proposed maximum       Amount of
     be registered        registered (1)   offering price per   aggregate offering   registration fee
                                                share (2)            price (2)
------------------------ ---------------- -------------------- -------------------- -------------------
Common Stock, $0.001
par value per share         3,133,000            $14.11             $44,206,630         $3,576.32
======================== ================ ==================== ==================== ===================

     (1) This Registration Statement covers 2,758,000 shares of the common stock of Pharmion
Corporation, $0.001 par value per share (the "Common Stock"), issuable pursuant to the Pharmion
Corporation 2000 Stock Incentive Plan and 375,000 shares of Common Stock issuable pursuant to the
Pharmion Corporation 2001 Non-Employee Director Stock Option Plan (collectively, the "Plans"). In addition, this Registration Statement covers an indeterminable number of additional shares of Common
Stock as may hereafter be offered or issued pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

     (2) Estimated solely for calculating the amount of the registration fee. The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Pharmion Corporation, a Delaware corporation (the "Company"), are incorporated by reference into this Registration Statement:

     (a) the Company's Prospectus filed on November 6, 2003 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, Registration No. 333-108122; and

     (b) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed on October 30, 2003 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). IN ADDITION, THE COMPANY WILL PROVIDE ALL DOCUMENTS REQUIRED TO BE DELIVERED TO PARTICIPANTS PURSUANT TO RULE 428(b) OF THE SECURITIES ACT. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO ERLE T. MAST, PHARMION CORPORATION, 2525 28TH STREET, BOULDER, COLORADO 80301, (720) 564-9100.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered under the Plans is being passed upon by Willkie Farr & Gallagher LLP. As of the date of this Registration Statement, Peter H. Jakes, a partner at Willkie Farr & Gallagher LLP, owns 9,202 shares of Common Stock as a joint tenant with his spouse.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, by reason of the fact that he is or was a director or officer of the Company, against all expenses (including attorneys' fees), judgments, and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection with the action or proceeding and any related appeal. Reference is made to Section 145 of the Delaware General Corporation Law for a full statement of these indemnification rights.

     We also maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for actions in their capacity as directors and officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

Item 8. EXHIBITS

Exhibit No.
-----------

   5 Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities to be issued pursuant to the Plans.

   23.1      Consent of Ernst & Young LLP, Independent Auditors.

   23.2      Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

   24        Power of Attorney (reference is made to the signature page hereto).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, Colorado, on the 12th day of December, 2003.

                                        Pharmion Corporation

                                        By: /s/ Patrick J. Mahaffy
                                            ------------------------------
                                           Patrick J. Mahaffy
                                           President and Chief Executive Officer

     Each of the undersigned officers and directors of Pharmion Corporation hereby severally constitutes and appoints Patrick J. Mahaffy and Erle Mast, and each of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                         Title                      Date
        ---------                         -----                      ----

/s/ Patrick J. Mahaffy        President and Chief Executive   December 12, 2003
---------------------------   Officer; Director (Principal
Patrick J. Mahaffy            Executive Officer)


/s/ Judith A. Hemberger       Executive Vice President and    December 12, 2003
---------------------------   Chief Operating Officer,
Judith A. Hemberger           Director


/s/ Erle Mast                 Chief Financial Officer         December 12, 2003
---------------------------   (Principal Financial Officer
Erle Mast                     and Principal Accounting
                              Officer)


/s/ Brian Atwood              Director                        December 12, 2003
---------------------------
Brian Atwood

        Signature                         Title                      Date
        ---------                         -----                      ----

/s/ James Blair               Director                        December 12, 2003
---------------------------
James Blair


/s/ James Barrett             Director                        December 12, 2003
---------------------------
James Barrett


/s/ Cam L. Garner             Director                        December 12, 2003
---------------------------
Cam L. Garner


/s/ Jay Moorin                Director                        December 12, 2003
---------------------------
Jay Moorin


/s/ Thorlef Spickschen        Director                        December 12, 2003
---------------------------
Thorlef Spickschen

                                INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit
-----------    ----------------------

5              Opinion of Willkie Farr & Gallagher LLP.

23.1           Consent of Ernst & Young LLP, Independent Auditors.

23.2           Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

24 Power of Attorney (reference is made to the signature page hereto).